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DEAN HELLER                                Office Use Only:  FILED # C27794-00
Secretary of State           Certificate of                        -----------
101 North Carson                Amendment                    MAR 09 2001
Street, Suite 3    (PURSUANT TO NRS 78.385 and 78.390)       IN THE OFFICE OF
Carson City, Nevada                                          DEAN HELLER
89701-4786                                     DEAN HELLER SECRETARY OF STATE
(775) 684 5708

Important: Read attached instructions before completing form.
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         Certificate of Amendment to Articles of Incorporation
                     For Nevada Profit Corporations
    (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)
                          - Remit in Duplicate -

1.    Name of Corporation:

                   SOUTHBORROUGH TECHNOLOGY CORPORATION
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2.    The articles have been amended as follows (provide article numbers, if available:

      Article I is hereby amended to read as follows:

      The name of this corporation is SOUTHBORROUGH VENTURES INC.
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3.    The vote by which the stockholders holding shares in the
      corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is*:

                                  100%
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4.    Signatures (Required):

      /s/ John H. Taylor                    /s/ Marshall Bertram
      ---------------------------           ----------------------------
      President or Vice President    and    Secretary or Asst. Secretary

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.